AMENDMENT #4

TO THE $610,000 PROMISSORY NOTE DATED NOVEMBER 13, 2018

This Amendment (“Amendment”) is entered into as of May 2, 2019 by and between Smoke Cartel, Inc., a New York corporation (the “Company”), and Tangiers Global, LLC, a Wyoming limited liability company (the “Holder”, and, together with the Company, the “Parties”). Any capitalized terms not defined herein shall the meaning ascribed to them in the Note, defined below.

WHEREAS, the Company sold and issued to Holder that certain fixed convertible promissory note in the original face value of $610,000 (the “Note”) dated November 13, 2018.

WHEREAS, on November 14, 2018, the Holder paid to the Company the sum of $160,000 as Initial Consideration under the Note (“Tranche 1”).

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Amendment to Conversion Price. The Conversion Price as such term is defined in the Note shall be amended to the fixed price of $.80.

2.                  Amendment to Tranche 1 Maturity Date. The Parties agree the maturity date of Tranche 1 shall be extended 2 months, to August 14, 2019 (the “Amended Tranche 1 Maturity Date”).

3.                  Entire Agreement. This Amendment constitutes the entire agreement among the Parties and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the Parties relating to the subject matter hereof.

4.                  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

5.                  Binding Effect. This Amendment shall be binding upon and inure to the benefits of the Parties and their respective legal representatives, executors, administrators, successors and assigns provided that no such assignment or transfer shall relieve the Parties from any of their obligations hereunder.

6.                  No Other Changes to Note. Except as amended and/or modified by this Amendment, the Notes and any other agreements between the Parties (the “Other Agreements”) remain unchanged and in effect. In the event of any conflict between the provisions of this Amendment and the provisions of the Notes and the Other Agreements, the provisions of this Amendment shall prevail. Whether or not specifically amended by the provisions of this Amendment, all of the terms and provisions of the Notes or Other Agreements are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

[Signature Page to Follow.]

Please indicate acceptance and approval of this Amendment dated May 2, 2019, by signing below:

/s/ Darby Cox	/s/ Michael Sobeck
Smoke Cartel Inc.	Tangiers Global, LLC

By: Darby Cox	By: Michael Sobeck

Its: CEO	Its: Managing Member

5/2/2019

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